                            NOTICE OF GUARANTEED DELIVERY

                                   With Respect to
                           FIRSTWORLD COMMUNICATIONS, INC.
                          13% Senior Discount Notes due 2008


     This Notice of Guaranteed Delivery must be used by a holder of 13% Senior Discount Notes due 2008 (the "Private Notes") of FirstWorld Communications, Inc. (the "Company"), who wishes to tender Private Notes to The Bank of New York (the "Exchange Agent") pursuant to the guaranteed delivery procedures described in the section of the Prospectus entitled "The Exchange Offer -- Guaranteed Delivery Procedures," and in Instruction 2 of the related Letter of Transmittal. Any holder who wishes to tender Private Notes pursuant to the guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus or in the Letter of Transmittal.

--------------------------------------------------------------------------------
      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON
        _____________ ___, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE")
--------------------------------------------------------------------------------

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

BY REGISTERED OR CERTIFIED MAIL:         FACSIMILE TRANSMISSIONS:          BY HAND OR OVERNIGHT DELIVERY:
    The Bank of New York               (Eligible Institutions Only)              The Bank of New York
   101 Barclay Street, 7E                    (212) 815-6339                        101 Barclay Street
  New York, New York 10286               TO CONFIRM BY TELEPHONE           Corporate Trust Services Window
Attn.: Reorganization Section            OR FOR INFORMATION CALL:                     Ground Level
       Nathalie Simon                        (212) 815-5788                     New York, New York 10286
                                                                           Attn.: Reorganization Section,
                                                                                  Nathalie Simon

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated __________ ___, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount at maturity of Private Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Private Notes listed below:

-----------------------------------------------------------------------------------------------
CERTIFICATE NUMBER(S) (IF KNOWN) OF PRIVATE NOTES     AGGREGATE PRINCIPAL   AGGREGATE PRINCIPAL
  OR ACCOUNT NUMBER OF THE BOOK-ENTRY FACILITY        AMOUNT AT MATURITY    AMOUNT AT MATURITY
                                                          REPRESENTED           TENDERED
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                   PLEASE SIGN AND COMPLETE
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Signature(s) of Registered Holder(s)
-----------------------------------------------------------------------------------------------
or Authorized Signatory:                         Date:
-----------------------------------------------------------------------------------------------
                                                 Address:
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Name(s) of Registered Holder(s):
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                 Area Code and Telephone No.:
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    This Notice of Guaranteed Delivery must be signed by the holder(s) of Private Notes exactly as their name(s) appear (i) on certificates for Private Notes or (ii) on a security position listing as the owner of private notes or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide the following information.

                         PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s):
         ----------------------------------------------------------------------

 ------------------------------------------------------------------------------
 Capacity:
           --------------------------------------------------------------------
 Address(es):
              -----------------------------------------------------------------

 ------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                    GUARANTEE
                     (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that either the Private Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Private Notes into the exchange agent's account at the Book-Entry Transfer Facility as described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures"), together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) (or in the case of a book-entry transfer, an Agent's Message) and any other required documents will be received by the Exchange Agent by 5:00 p.m. New York City time, within five New York Stock Exchange Trading days following the Expiration Date.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Private Notes Tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                             (PLEASE TYPE OR PRINT)

---------------------------------     -----------------------------------------
          Name of Firm                           Authorized Signature


---------------------------------     -----------------------------------------
                                                         Name
---------------------------------

---------------------------------
             Address
                                      -----------------------------------------
                                                         Title

---------------------------------     -----------------------------------------
   Area Code and Telephone No.                           Dated
-------------------------------------------------------------------------------

  DO NOT SEND CERTIFICATES FOR PRIVATE NOTES WITH THIS FORM. ACTUAL SURRENDER
     OF PRIVATE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN
                        EXECUTED LETTER OF TRANSMITTAL.

                    INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed to be made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Private Notes referred to herein, the signature must correspond with the name(s) written on the face of the Private Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Private Notes, the signature must correspond with the name shown on the security position listing as the owner of the Private Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Private Notes listed or as a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Private Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for information and additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the first page of this Notice of Guaranteed Delivery. Holders may also contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Exchange Offer.